Exhibit 99.1

For Immediate Release

SUPERVALU Announces Changes to Its Board of Directors

Two Directors designated by Symphony Investors step down; replacement Directors will be designated by Symphony Investors and are expected to be independent

MINNEAPOLIS—(BUSINESS WIRE)—March 6, 2014— SUPERVALU INC. (NYSE: SVU) today announced that two of its directors, Mark Neporent and Lenard Tessler, have stepped down from the Board of Directors effective immediately.  Mr. Neporent and Mr. Tessler were both appointed to the Board in 2013 as designees of Symphony Investors LLC, a Cerberus Capital Management L.P.-led investor consortium, under the terms of the Tender Offer Agreement entered into with Symphony Investors and Cerberus in connection with SUPERVALU’s sale of five banners to an affiliate of Symphony Investors.  Symphony Investors owns approximately 20.9 percent of SUPERVALU’s outstanding common stock.  Under the terms of the Tender Offer Agreement, Symphony Investors has the right to designate replacement directors for Mr. Neporent and Mr. Tessler.

Mr. Neporent is the chief operating officer and general counsel for Cerberus Capital Management, L.P.  Mr. Tessler is the co-head of global private equity and senior managing director of Cerberus Capital Management. Mr. Neporent’s and Mr. Tessler’s resignations followed today’s announcement of a definitive agreement under which AB Acquisition LLC, an entity controlled by a Cerberus-led investor group, will acquire all outstanding shares of food retailer Safeway Inc. Mr. Neporent stated that, “In light of the transaction announced today, we felt it was in the best interests of SUPERVALU for us to resign our seats on the SUPERVALU Board.  The directors who will be designated to replace Lenard and me under the Tender Offer Agreement are expected to be independent of both Cerberus and SUPERVALU and will add to SUPERVALU’s outstanding board.”

Commenting on the change in the Board, SUPERVALU’s Non-Executive Chairman Gerald Storch said, “I would like to thank Mark and Lenard for serving on SUPERVALU’s Board of Directors and for their important contributions during the transition period following the banner sale.  We look forward to working with Cerberus to identify two new, highly-qualified director designees to replace Mark and Lenard, and who will help to lead our organization into the future.”

Sam Duncan, Chief Executive Officer of SUPERVALU, said, “I also would like to thank Mark and Lenard for their service.  As the process moves forward to designate new Directors, we are continuing our focus on driving sales and serving all of our customers, including providing services under the Transition Services Agreements with Albertsons LLC and New Albertsons, Inc.”

SUPERVALU’s Board currently has nine members, including seven members who are independent directors under the New York Stock Exchange listing standards.

About SUPERVALU INC.

SUPERVALU INC. is one of the largest grocery wholesalers and retailers in the U.S. with annual sales of approximately $17 billion. SUPERVALU serves customers across the United States through a network of 3,358 stores composed of 1,834 independent stores serviced primarily by the Company’s food distribution business, 1,334 Save-A-Lot stores, of which 954 are operated by licensee owners; and 190 traditional retail grocery stores. Headquartered in Minnesota, SUPERVALU has approximately 35,000 employees. For more information about SUPERVALU visit www.supervalu.com.

CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING INFORMATION FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

Except for the historical and factual information contained herein, the matters set forth in this news release, particularly those pertaining to SUPERVALU’s expectations, guidance, or future operating results, and other statements identified by words such as “estimates,” “expects,” “projects,” “plans,” and similar expressions are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including competition, ability to execute initiatives, substantial indebtedness, impact of economic conditions, labor relations issues, escalating costs of providing employee benefits, regulatory matters, food and drug safety issues, self-insurance, legal and administrative proceedings, information technology, severe weather, natural disasters and adverse climate changes, tax matters, the continuing review of goodwill and other intangible assets, accounting matters, the effect of the sale of the New Albertsons banners, fluctuations in our common stock price and other risk factors relating to our business or industry as detailed from time to time in SUPERVALU’s reports filed with the SEC. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Unless legally required, SUPERVALU undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Source: SUPERVALU INC.

SUPERVALU INC.
Investor Contact
Steve Bloomquist, 952-828-4144
steve.j.bloomquist@supervalu.com
or
Media Contact
Jeff Swanson, 952-903-1645
jeffrey.s.swanson@supervalu.com